Exhibit 4.9


                  FIRST AMENDMENT dated as of April 5, 1996 (this "Amendment") to the CREDIT AGREEMENT dated as of December 22, 1995 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions party thereto (the "Lenders"), and CHEMICAL BANK, as administrative agent (the "Administrative Agent").

                  A. The Borrower, Holdings, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects as hereinafter set forth.

                  B. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Accordingly, the Borrower, Holdings, the Lenders and the Administrative Agent hereby agree as follows:

                  SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended effective as of the Effective Date (as hereinafter defined) as follows:

                  (a) Subsection 6.14 is amended by deleting the line "February 1, 1996 -January 31, 1997 3.50 to 1.00" in the table appearing in such subsection and substituting therefor the following two lines:

                February  1,  1996 - April  30,  1996      3.25 to 1.00
                May 1, 1996 - January 31, 1997             3.50 to 1.00

                  (b) Subsection  6.16 is amended by deleting the ratio "3.50 to
1. 00" appearing opposite the date "April 30, 1996" in the table in such subsection and substituting therefor the ratio "3.95 to 1.00"

                    SECTION 2. Effectiveness. This Amendment will become effective on the date, which may not be later than April 30, 1996 (the "Effective Date"), on which the following conditions have been satisfied: (i) the Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, Holdings, the Administrative Agent and the Required Lenders, (ii) on and as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, (iii) the representations and warranties made by Holdings and the Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iv) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying the matters referred to in clauses (ii) and (iii) above.


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                                                                            2




                  SECTION 3. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                  SECTION 5. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                    SECTION 6. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

                  SECTION 7. Headings. The headings of this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

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                                                                              3



                    IN WITNESS WHEREOF, the Borrower, Holdings, the Lenders signatory hereto and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers, all as of the dates first above written.


COLLINS & AIKMAN PRODUCTS CO.


By:/s/    J. Michael Stepp
   Name:     J. Michael Stepp
   Title:    Executive VP & CFO

COLLINS & AIKMAN CORPORATION


By:/s/    J. Michael Stepp
   Name:     J. Michael Stepp
   Title:    Exeuctive VP & CFO


CHEMICAL BANK, as a Lender and
  as Administrative Agent


By:/s/    Rosemary Bradley
   Name:     Rosemary Bradley
   Title:    Vice President


NEW YORK LIFE INSURANCE COMPANY


By:____________________________
   Name:
   Title:

CHL HIGH YIELD LOAN PORTFOLIO


By:/s/    Richard W. Stewart
   Name:     Richard W. Stewart
   Title:    Vice President



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                                                                              4



MERRILL LYNCH SENIOR FLOATING
     RATE FUND, INC.


By: /s/ John W. Fraser
    Name:
    Title:

MERRILL LYNCH
PRIME RATE PORTFOLIO
BY MERRILL LYNCH ASSET
MANAGEMENT, LP AS ADVISOR


By: /s/ John W. Fraser
    Name:
    Title:

SENIOR HIGH INCOME PORTFOLIO, INC.


By: /s/ John W. Fraser
    Name:
    Title:

SENIOR HIGH INCOME PORTFOLIO II, INC.



By: /s/ John W. Fraser
    Name:
    Title:

SENIOR STRATEGIC INCOME FUND, INC.


By: /s/ John W. Fraser
    Name:
    Title:

VAN KAMPEN AMERICAN CAPITAL PRIME
 RATE INCOME TRUST


By:/s/     Jeffrey W. Maillet
   Name:     Jeffrey W. Maillet
   Title:    Sr. Vice Pres. - Porfolio Mgr.



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                                                                              5



NEW YORK LIFE INSURANCE AND
 ANNUITY CORPORATION


By:____________________________
   Name:
   Title:

AERIES FINANCE, LTD.


By:____________________________
   Name:
   Title:

STRATA FUNDING LIMITED


By:____________________________
   Name:
   Title:

CERES FINANCE, LTD.


By:____________________________
   Name:
   Title:

RESTRUCTURED OBLIGATIONS BACKED
BY SENIOR ASSETS B.V.

By: Chancellor Senior Secured Management,
    Inc., as Portfolio Advisor

By:
   Name:     Jeffrey S. Garner
   Title:    Vice President

SENIOR DEBT PORTFOLIO


By:____________________________
   Name:
   Title:

INDOSUEZ CAPITAL FUNDING II



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                                                                              6



By:____________________________
   Name:
   Title: